EXHIBIT 7                                                        EXECUTION COPY

                     AGREEMENT OF COMPROMISE AND SETTLEMENT

                  This AGREEMENT OF COMPROMISE AND SETTLEMENT dated as of March 19, 1996 (this "Settlement Agreement") is entered into by and among Medical Imaging Centers of America, Inc., a California corporation ("MICA"), Keith R. Burnett, Robert S. Muehlberg, Denise L. Sunseri and Robert G. Ricci, on the one hand, and Warren G. Lichtenstein, Lawrence Butler, Jack L. Howard, Steel Partners II, L.P., a Delaware limited partnership ("Steel"), Steel Partners, L.L.C., a Delaware limited liability company, and Steel Partners Services, Ltd., a New York corporation (collectively, the "Steel Parties"), on the other hand. MICA and the Steel Parties are sometimes collectively referred to herein as the "Parties."

                  WHEREAS, the Parties understand that the results of the election conducted at the February 26, 1996 Special Meeting of shareholders will be subject to immediate challenge by the Party that did not prevail and might never be accepted as valid by such Party;

                  WHEREAS,   contemporaneously   with  the   execution  of  this
Agreement, MICA is entering into a Standstill Agreement with Arrowhead; and

                  WHEREAS, MICA has determined that the agreements set forth herein are in the best interests of MICA and its shareholders.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties, intending to be legally bound hereby, agree as follows:

                  1.  Certain   Defined  Terms.   As  used  in  this  Settlement
Agreement, the following terms (whether or not capitalized) shall have the following meanings:

                  "Action" means Medical Imaging Centers of America, Inc. v. Lichtenstein, et al., Case No. 96-0039B (AJB) filed in the United States District Court for the Southern District of California.

                  "Auction Period" means the period commencing with the date hereof and ending with the earlier to occur of (i) in the event that MICA has not made a public announcement stating that an agreement has been reached with respect to an Auction Transaction prior to June 19, 1996 (the third monthly anniversary of the date hereof), the close of business on such date, (the date of such public announcement shall be referred to

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herein as the  "Announcement  Date"),  (ii) in the event a definitive  agreement
(the "Definitive Agreement") relating to an Auction Transaction is not entered into prior to the earlier to occur of (A) 30 days after the Announcement Date and (B) July 19, 1996 (the fourth monthly anniversary of the date hereof) (the earlier of such dates, the "Definitive Agreement Date"), the close of business on the Definitive Agreement Date, (iii) in the event an Auction Transaction is not consummated prior to the close of business on the Consummation Date, the close of business on the Consummation Date and (iv) the effective date, if any, of the resignation of Mr. Robert S. Muehlberg from the Board or as an employee or officer of MICA.

                  "Auction  Process"  means the  auction  process  described  in
Section 5 of this Settlement Agreement.

                  "Auction Transaction" means a Sale Transaction recommended by the Board pursuant to the Auction Process.

                  "Arrowhead" means Arrowhead Holdings Corporation, a Delaware corporation.

                  "Board" means the Board of Directors of MICA.

                  "Common Stock" means the common stock, no par value, of MICA.

                  "Consummation Date" means November 19, 1996 (the eighth monthly anniversary of the date hereof), provided that if on such date, the parties to an Auction Transaction are working in good faith to complete an Auction Transaction but are unable to do so as a result of any undue delay resulting from any governmental regulatory process which is required as a condition to consummate the Auction Transaction, the Consummation Date shall be extended until the ninth monthly anniversary of the date hereof.

                  "Effective Date" means March 19, 1996.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Financial Advisor" means Batchelder & Partners, Inc.

                  "MICA Securities" means any securities issued by MICA or any of its direct or indirect subsidiaries, including the Common Stock and any other debt or equity securities of MICA or any of its direct or indirect subsidiaries that are outstanding as of the date hereof or may hereafter be issued.

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                  "Person"  means  any  individual,  corporation,   association,
general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, estate, other entity or organization or group.

                  "Rights Plan Action" means Steel Partners II, L.P. v. Medical Imaging Centers of America, Inc., Case No. 96-0274B (AJB), filed in the United States District Court for the Southern District of California.

                  "Sale Transaction" means any transaction, whether by tender offer, merger or otherwise, and whether for cash or securities of the other party to the Sale Transaction, pursuant to which MICA will be sold, merged or combined with another entity if as a result thereof the shareholders of MICA immediately prior to such transaction would, after the consummation of the Sale Transaction, own less than 50% of the equity of the merged or combined entity on a fully diluted basis, or any comparable or similar type transaction which would not constitute an "ownership change" with the meaning of Section 382 of the Internal Revenue Code of 1986, as amended.

                  "Schedule 13D" means the Schedule 13D filed with the SEC on or about March 18, 1995 by the Steel Parties, as amended through Amendment No. 14.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Solicitation Action" means any of the following: (i) giving notice pursuant to MICA's By-Laws of an intention to nominate directors, or cause the taking of any other action by MICA, at a meeting of shareholders or by consent; (ii) filing with the SEC any proxy or consent solicitation materials (whether preliminary, definitive or as described in Rule 14a-11 or 14a-12 under the Exchange Act) with respect to such meeting or consent; (iii) mailing or otherwise disseminating to shareholders any such solicitation materials; (iv) otherwise engaging in a solicitation of proxies or consents with respect to such meeting or consent; (v) nominating at such meeting candidates for election as directors; (vi) engaging in or taking any of the other actions set forth in
Section 6(c) hereof; or (vii) casting votes or ballots at such meeting or by consent pursuant to proxies or consents so solicited (but the term "Solicitation Action" shall not include the casting of votes or ballots by the Steel Parties with respect to shares of Common Stock beneficially owned by them so long as the Steel Parties have not engaged in or taken any of the actions specified in clauses (i) through (vi) above).


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                  "Standstill  Period" means the period commencing with the date hereof and ending with the later to occur of (i) the end of the Auction Period and (ii) the date on which the current members of the Board resign from their position as members of the Board pursuant to section 5(e) of this Settlement Agreement and are replaced with designees of the Steel Parties.

                  "Transaction" means any business  combination  involving MICA,
including  without  limitation  an  acquisition,   merger,  spin-off,  spin-out,
consolidation, tender offer, share exchange or exchange offer.

                  "Voting Securities" means any capital stock of MICA having the right to vote in the election of directors, plus convertible securities, options, warrants or rights that may be converted, exchanged or exercised to acquire such stock; and excludes preferred stock having no voting rights in the election of directors other than a normal and customary right to elect a specified number of directors in the event of a default in the payment of interest.

                  The terms "participant," "proxy" and "solicitation" shall be used as defined in Regulation 14A under the Exchange Act (whether or not the pertinent securities are subject to Regulation 14A). The terms "beneficial ownership" and "group" shall be used as defined in Regulation 13D-G under the Exchange Act. The terms "affiliate" and "associate" shall be used as defined in Rule 12b-2 under the Exchange Act.

                  2. Representations and Warranties of the Steel Parties. Each Steel Party severally and not jointly, represents and warrants to MICA as follows:

                  (a) Such Steel Party has the requisite legal power and authority to execute, deliver and carry out this Settlement Agreement and has taken all necessary legal action to authorize the execution, delivery and performance of this Settlement Agreement and the transactions contemplated hereby.

                  (b) This Settlement Agreement has been duly and validly authorized, executed and delivered by such Steel Party and constitutes its valid and binding obligation, enforceable against such Steel Party in accordance with its terms.

                  (c) Neither such Steel Party nor any of its affiliates beneficially owns, or has any direct, indirect or contingent pecuniary interest in, any MICA Securities other than as disclosed in the Schedule 13D.


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                  (d) Neither  such Steel Party nor any of its  affiliates  is a member of any group with respect to MICA Securities and there are no other persons who are part of such a group with it or any of its affiliates except (i) as disclosed in the Schedule 13D, (ii) MICA has alleged in the Action (that the Steel Parties and certain other persons and entities are part of such a group, which allegations are denied by the Steel Parties) and (iii) to the extent the Steel Parties may be a group with Arrowhead.

                  3. Representations and Warranties of MICA. MICA represents and warrants to the Steel Parties as follows:

                  (a) MICA is duly organized and validly existing and in good standing under the laws of the State of California, has the requisite corporate power and authority to execute, deliver and carry out this Settlement Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Settlement Agreement and the transactions contemplated hereby.

                  (b) This Settlement Agreement has been duly and validly authorized, executed and delivered by MICA and constitutes its valid and binding obligation, enforceable against MICA in accordance with its terms.

                  (c) Except with respect to the issuance and/or exercise of stock options pursuant to existing stock option plans and/or outstanding options and an amendment to the By-laws of MICA in the form attached hereto as Exhibit E, neither the employment agreement of each of Robert Muehlberg and Denise Sunseri, the By-laws of the Company, the number or terms of the options or shares granted to the employees of the Company or the members of the Board, nor the number of outstanding shares of Common Stock, have in any material way been amended, altered or increased, as the case may be, since the last public disclosure of such terms, provisions or number of outstanding options or shares of Common Stock.

                  (d) MICA is not, and will not be, required pursuant to its agreement with the Financial Advisor to utilize the services of the Financial Advisor after the replacement of the Board pursuant to Section 5(e) and, to pay any fees to the Financial Advisor with respect to transactions entered into subsequent to the replacement of the Board pursuant to Section 5(e).

                  4. Treatment of the Election. The Parties agree that the February 26, 1996 Special Meeting of Shareholders will be adjourned without MICA's receiving a final report from the Inspector of Election certifying the results of voting by shareholders on proposals by

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the Steel Parties to remove the current  directors of MICA and replace them with nominees designated by the Steel Parties and without any further actions at such meeting.

                  5. Auction Process and Procedures; Board Transition. (a) Each of the parties hereto agree that, as soon as practicable after the date hereof, MICA will announce the initiation of, and initiate, an auction process (the "Auction Process") for the purpose of engaging in an Auction Transaction with the goal of obtaining maximum value for the shareholders of MICA, as determined in good faith by the Board after receiving a customary fairness opinion from the Financial Advisor. MICA will keep the Steel Parties fully informed as to the status of the Auction Process and will consider in good faith any suggestions of the Steel Parties in connection with the Auction Process; provided, however, that MICA shall not be required to disclose information to the Steel Parties regarding the Auction Process to the extent, in the reasonable opinion of legal counsel to the Board, the disclosure of such information to the Steel Parties would compromise the integrity of the Auction Process. The Steel Parties will be invited to participate as a bidder in the Auction Process, including as part of a group with Arrowhead, on the same terms and conditions, including, terms and conditions relating to due diligence and discussions and contacts with financing sources, permitted for other bidders, and, except as specified in paragraph (d) of this Section 5, the Steel Parties shall not, and shall cause their affiliates and associates not to, interfere with the Auction Process.

                  (b) MICA agrees, that except with respect to conducting the Auction Process, the consummation of an Auction Transaction pursuant to the Auction Process and actions directly in furtherance of the Auction Process and the consummation of an Auction Transaction, during the Standstill Period, the business and operations of MICA will be run in the ordinary course of business consistent with past practice and, without the prior written consent of Steel, MICA will not:

                           (i) amend its Articles of Incorporation or By-Laws;

                          (ii) other than pursuant to the terms of presently outstanding options, rights, warrants or convertible securities in accordance with their respective terms and pursuant to any existing option plans, in accordance with past practice, issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock or other securities of any class or series, including, without limitation, securities exchangeable for or convertible into capital stock of any class or series, or any calls, commitments, rights, warrants or options to acquire any securities or capital stock;

                         (iii) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly and indirectly, any shares of its capital stock, or any of its other securities or declare and pay any dividends on its capital stock;

                          (iv) except as specified in Section 7(b), increase the compensation or benefits payable or to become payable to its directors, officers or employees, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into or amend any employment, consulting or severance or other agreement with, any director, officer or other employee of MICA's;

                           (v) acquire, sell, lease or dispose of any assets which are material to MICA, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction;

                          (vi) except with respect to the purchase of the general partnership interest in the Long Beach imaging center, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                         (vii) appoint any new director to the Board, unless such director agrees to be bound by the terms of this Settlement Agreement; and

                        (viii) authorize or agree in writing or otherwise to take any of the foregoing actions.

                  (c) Other than an Auction Transaction in the form of a tender offer for 100% of all outstanding Common Stock, the consummation of any Auction Transaction will be subject to the Auction Transaction being duly approved by the shareholders of MICA at a special meeting called for the purpose of submitting the proposed Auction Transaction to a vote of the shareholders of MICA (the "Shareholder Vote").

                  (d) The provisions of Section 6 of this Settlement Agreement, including, without limitation, Section 6(c), shall be applicable to the Shareholder Vote; provided, however; that this Agreement shall not limit the manner in which the Steel Parties may vote with respect to the Shareholder Vote and if requested by Steel, Steel shall be entitled to include in the proxy distributed by MICA to its shareholders in connection with the

Shareholder Vote, a statement of reasonable length specifying its opinion on the merits of the Auction Transaction;

                  (e) In the event an Auction Transaction is not consummated on or prior to the end of the Auction Period, then, in the event that on the last day of the Auction Period the Steel Parties are the beneficial owner of at least 263,841 shares of Common Stock, (i) subject to the satisfaction of the requirements under Rule 14f-1 of the Exchange Act, which MICA and the Steel Parties will use all reasonable efforts to satisfy as soon as practicable, the Persons who are members of the Board at such time will resign and will cause such members to be replaced with designees of the Steel Parties (resulting in the Board being composed solely of designees of the Steel Parties) and (ii) if requested by the Steel Parties, MICA will promptly call the annual meeting of shareholders, to be scheduled as soon as practicable but in no case later than 45 days after the end of the Auction Period, for the purpose of electing the Board of Directors of MICA.

                  (f) The Steel Parties will support and take all reasonable efforts in good faith to cooperate with MICA and the Board in connection with the Auction Process, and the Steel Parties acknowledge their respective intent to vote in favor of an Auction Transaction, provided such Auction Transaction, in the sole judgment of the Steel Parties, maximizes shareholder value. In addition, if during the Auction Period any Steel Party is contacted by any person concerning the Auction Process, the applicable Steel Party will promptly inform the Board of such contact and, unless otherwise instructed by the Board, refer any such person to the Board.

                  6. Restrictions on Purchase and Sale of MICA Securities and Certain Other Actions. Each of the Steel Parties agrees that it will not, and it will cause its respective affiliates not to, except as expressly permitted by this Settlement Agreement, including, without limitation, as specified in
Section 5 of this Settlement Agreement, without the prior written consent of MICA, for a period commencing on the date hereof and ending at the close of business of the last day of the Auction Period:

                  (a) (i) acquire, offer to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of MICA Securities (or any direct or indirect rights, options or warrants for any MICA Securities) or (ii) encourage any Person to acquire, or advise any Person with respect to the acquisition or proposed acquisition of MICA Securities; provided, however; that this clause
(ii) shall not prohibit Jack Howard from acting in his capacity as a broker and executing transactions initiated by current or future customers with respect to MICA Securities so long as Jack Howard does not solicit or otherwise advise the applicable customer with respect to such trade;

                  (b) knowingly sell or otherwise convey in a transaction other than an open market transaction (either singly or collectively) MICA Securities to a single Person or group which owns more than 5% of the then currently outstanding MICA Securities or, as a result of such sale will own more than 5% of MICA's then currently outstanding Securities;

                  (c) solicit, or encourage any other Person to solicit, or advise any Person with respect to the solicitation of, proxies or consents with respect to any MICA Securities, or become a participant or otherwise engage in any solicitation of proxies or consents (A) with respect to any matter submitted or to be submitted to the vote of the holders of any MICA Securities at any annual or special meeting or by written consent, including, without limitation, with respect to the election of directors of MICA in opposition to the nominees recommended by the Board or otherwise for the purpose of acquiring control of the Board or management of MICA, or (B) for the purpose of calling a special meeting of MICA's shareholders or the holders of any MICA Securities; or advise or seek to advise any Person with respect to the voting of any MICA Securities; or submit, or encourage any other Person to submit, or advise or assist any Person with respect to the submission of, any nominations or proposals to MICA or to the holders of MICA Securities for consideration by its shareholders or the holders of any MICA Securities at any annual or special meeting of such holders or in any action to be taken by written consent pursuant to MICA's articles of incorporation or bylaws, Rule 14a-8 under the Exchange Act, the provisions of any document governing the terms of any such MICA Securities or governing the rights of the holders thereof, or otherwise; engage in any Solicitation Action; or otherwise take any action to request a special meeting of the holders of any MICA Securities;

                  (d) deposit any MICA Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement of similar effect or otherwise join or form a partnership, limited partnership, syndicate or other group (except insofar as a group consisting solely of Steel Parties and Arrowhead is alleged to exist by MICA at the date hereof) for the purpose of acquiring, holding, voting or disposing of any MICA Securities;

                  (e) engage in, or offer, agree or propose to engage in, any Transaction; or arrange, or in any way participate, directly or indirectly, in any financing for any Transaction or for the purchase by any person of any MICA Securities or any assets of MICA;

                  (f) otherwise act alone or in concert with others to seek representation on the Board or to acquire control of MICA or any of its securities or assets;


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                  (g)  request  any  amendment  of  any  of the  terms  of  this
Settlement Agreement (other than a request to discuss its position with participants in the Auction Process);

                  (h) institute, prosecute or pursue against MICA (or any of its officers, directors, representatives, trustees, employees, attorneys, advisors, agents, affiliates or associates) (a) any claim with respect to any action hereafter duly approved by the Board or (b) any claim on behalf of a class of holders of MICA's Securities;

                  (i) publicly oppose any duly authorized Board action or recommendation; and

                  (j)  assist  or  advise,   or  enter  into  any  agreement  or
arrangement to assist or advise any other person in taking any action referenced in any of paragraphs (a) through (i) above.

                  7. Redemption of Rights; Amendments to Certain Severance Packages.

                  (a) Effective as of the Effective Date, MICA shall redeem all outstanding rights issued pursuant to the Rights Agreement dated as of October 2, 1991, between MICA and Harris Trust Company of California, as amended (with the record date for such redemption on the close of business on the date ten days after the public announcement of such redemption) and, until the end of the Standstill Period, shall not adopt a new shareholder rights plan without the prior written consent of Steel.

                  (b) MICA shall promptly amend the severance packages of Mr. Robert S. Muehlberg and Ms. Denise L. Sunseri to provide that the termination of the Auction Period without the consummation of an Auction Transaction shall constitute an "involuntary termination" for the purpose of their respective severance packages.

                  8. Reimbursement of Expenses. Simultaneously with the execution of this Settlement Agreement, MICA shall reimburse the Steel Parties, by wire transfer to an account specified by the Steel Parties in writing to MICA, for the expenses incurred by the Steel Parties in connection with their solicitation of proxies for the February 26, 1996 Special Meeting of Shareholders of MICA, for which invoices have been provided to MICA, up to the amount of $425,000.

                  9. Press Release. Upon the effectiveness of this Agreement, MICA shall issue a press release in the form of Exhibit A hereto. No Party to this Settlement Agreement

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nor any of their  respective  affiliates,  associates or  representatives  shall issue any other press release or other publicly available document concerning this Settlement Agreement that is inconsistent with, or is otherwise contrary to, the statements in such press release. None of the Parties shall publicly make any negative statements regarding any other Party, the Board or the Auction Process.

                  10.  Mutual   Releases.   For  and  in  consideration  of  the
agreements contained herein, the Parties hereto release one another as follows:

                  (a) Steel  Parties.  Each of the Steel  Parties,  on behalf of itself and of all its affiliates, successors and assigns ("related parties"), hereby releases, acquits and forever discharges Dr. Burnett, Dr. Ricci, Mr. Muehlberg, Ms. Sunseri and MICA, together with its present and former affiliates, officers, directors, employees, agents, advisors, attorneys, successors and assigns, of and from any and all claims, causes of action (whether at law or equity), demands, expenses and damages which such Steel Party or its related parties may have had, or may now have, or may hereafter have (whether through operation of law, assignment or subrogation), from the beginning of time to the Effective Date, real or suspected, know or unknown, actual or contingent, direct or derivative, including, but not limited to, any such claims, causes of action, demands, expenses and damages relating to or arising out of the Action or the Rights Plan Action or any of the matters claimed, asserted or alleged, or that could have been claimed, asserted or alleged, in the Action or the Rights Plan Action, excepting only any action, cause of action or suit arising by virtue of the breach of this Settlement Agreement.

                  (b) MICA. MICA, on behalf of itself and all of its affiliates, successors and assigns ("related parties"), hereby releases, acquits and forever discharges the Steel Parties, together with their respective present and former affiliates, officers, directors, employees, agents, attorneys, successors and assigns, of and from any and all claims, causes of action (whether at law or equity), demands, expenses and damages which MICA may have had, or may now have, or may hereafter have (whether through operation of law, assignment or subrogation), from the beginning of time to the Effective Date, real or suspected, known or unknown, actual or contingent, direct or derivative, including but not limited to (i) any such claims, causes of action, demands, expenses and damages relating to or arising out of the Action or the Rights Plan Action, (ii) any claim that the Steel Parties have, as of the date hereof, violated, or are in violation of, the federal securities laws based upon any alleged non- disclosure concerning the Steel Parties' relationship with a foreign investment fund or alleged relationship with any existing customer(s) of Jack L. Howard or Cowles Sabol & Co. or (iii) or any of the matters claimed, asserted or alleged, or that could have been claimed, asserted or alleged, in the Action or the Rights Plan Action, excepting only any action, cause of action or suit arising by virtue of the breach of this Settlement Agreement.

With respect to each of the releases set forth above, each person or entity granting or receiving such a release (i) agrees that such releases do not preclude any Party hereto from seeking to enforce any undertaking or promise contained in this Settlement Agreement or from seeking redress for the breach of any representation or warranty contained in this Settlement Agreement; (ii) agrees not to challenge, and shall use its best efforts to cause each of its affiliates, associates and representatives not to challenge, the validity of any provisions of this Settlement Agreement; and (iii) expressly waives all rights and benefits each may have under and by virtue of the terms of Section 1542 of the California Civil Code, which provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Except as may be otherwise required by law, the Steel Parties will not encourage or cooperate with plaintiffs in any derivative, class action or shareholder litigation related to MICA or its directors with respect to any claim released hereunder. Except as may be otherwise required by law, MICA will not encourage or cooperate with plaintiffs in any pending or subsequently initiated derivative, class action or shareholder litigation related to MICA to which any of the Steel Parties is a party, with respect to any claims released hereunder. In the event that any part of this Settlement Agreement is temporarily, preliminarily or permanently enjoined or restrained by a court of competent jurisdiction, the Parties hereto shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.

                  11. Dismissal. Promptly following the execution of this Settlement Agreement, a stipulation of dismissal of the Action with prejudice as to all parties to the Action, in the form attached hereto as Exhibit B, and a stipulation of dismissal of the Rights Plan Action with prejudice as to all parties to the Rights Plan Action, in the form attached hereto as Exhibit C, shall be executed and filed with the United States District Court for the Southern District of California.

                  12.      Miscellaneous.

                  (a) No Admission of Liability or Wrongdoing. This Settlement Agreement and any proceedings taken hereunder are not and shall not in any way be construed as or deemed to be evidence of (i) any admission or concession on the part of any Party of the merits or lack of merits of any claim or counterclaim asserted in the Action or the Rights Plan Action, or (ii) any admission or concession on the part of any Party of any liability or wrongdoing whatsoever, which liability and wrongdoing are hereby expressly denied and disclaimed by each of the Parties.

                  (b) No Duress, Etc. The Parties agree that this Settlement Agreement is entered into without duress, in good faith and for sufficient consideration, and that it is fair, just and reasonable to all Parties.

                  (c) Full Knowledge, Independent Advice, Etc. This Settlement Agreement is entered into with full knowledge of any and all rights which the Parties may have by reason of the pending litigation. All Parties have received or have had made available to them all financial and other information they or their counsel considered necessary to make an informed judgment concerning the Settlement Agreement. Each Party has received independent legal advice, has conducted such investigation as he or his counsel thought appropriate, and has consulted with such other independent advisors as each of them and their counsel deemed appropriate, regarding the Action and the Rights Plan Action, this Settlement Agreement and their rights and asserted rights in connection therewith. None of the Parties is relying upon any representations or statements made by any other Party, or such other Party's employees, agents, representatives or attorneys, regarding this Settlement Agreement or its preparation except to the extent such representations are expressly set forth herein.

                  (d) Reasonable Efforts. All Parties hereto agree to exercise all reasonable efforts and to take all reasonable steps necessary to effectuate the settlement set forth in this Settlement Agreement, including, without limitation, the provisions herein relating to the adjournment of the February 26, 1996 Special Meeting without any final action to remove the current members of the Board being taken.

                  (e) Successors. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns, and upon any corporation or other entity into or with which any Party hereto may merge, combine or consolidate (provided that the Party is the survivor in such merger, combination or consolidation).

                  (f) Governing Law. This Settlement Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws principles thereof.

                  (g) Amendment and Waiver. No waiver or amendment of any other provision hereof shall be effective as against any Party unless such Party agrees to such amendment or waiver in writing.

                  (h) Authority. Each person executing this Settlement Agreement represents that he or it has read and fully understands this Settlement
Agreement and that he or it has the authority to execute this Settlement Agreement in his individual capacity or in the capacity identified on the signature page below.

                  (i) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth on Exhibit D (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph). Each such notice, request, claim, demand or other communication shall be effective (i) if given by telecopy transmission, when such transmission to the telecopy number specified in Exhibit D has been made and the appropriate electronic confirmation that the entire communication has been received by the recipient equipment has been received by the sender or (ii) if given by any other means, when actually received at the address specified in this paragraph; provided, in each case, that a notice given other than during normal business hours or on a day other than on a business day at the place of receipt shall not be effective until the opening of business on the next business day at the place of receipt.

                  (j) Specific Performance. Each of the Parties acknowledges and agrees that irreparable harm would occur if any provision of this Settlement Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of money damages. Accordingly, the Parties hereto agree that any non-breaching party shall be entitled to an injunction to prevent breaches of this Settlement Agreement and to enforce specifically the terms and provisions hereof. More specifically, each of the Parties hereto hereby agrees that any action or proceeding brought under or to enforce any provision of this Settlement Agreement shall be commenced exclusively in the United States District Court for the Southern District of California and each Party hereto hereby consents to the personal jurisdiction of and venue in such United States District Court.

                  (k) Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (l) Effectiveness. This Settlement Agreement shall become effective on the Effective Date.

                  (m) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (n) Construction. The headings used herein are for reference only and shall not affect the construction of this Settlement Agreement.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be executed as of the date first above written.

                             Medical Imaging Centers of America, Inc.


                             By:/s/ Robert S. Muehlberg
                                -----------------------
                             Name:       Robert S. Muehlberg
                             Its:        Chairman, Chief Executive Officer
                                         and President

                             Keith R. Burnett, M.D.


                             /s/ Keith R. Burnett
                             --------------------
                             Keith R. Burnett, M.D.


                             Robert S. Muehlberg


                             /s/ Robert S. Muehlberg
                             -----------------------
                             Robert S. Muehlberg


                             Denise L. Sunseri


                             /s/ Denise L. Sunseri
                             ---------------------
                             Denise L. Sunseri


                             Robert G. Ricci, D.O.


                             /s/ Robert G. Ricci
                             -------------------
                             Robert G. Ricci, D.O.

                             Warren G. Lichtenstein


                             /s/ Warren G. Lichtenstein
                             --------------------------
                             Warren G. Lichtenstein


                             Lawrence Butler


                             /s/ Lawrence Butler
                             -------------------
                             Lawrence Butler


                             Jack L. Howard


                             /s/ Jack L. Howard
                             ------------------
                             Jack L. Howard


                             Steel Partners II, L.P.


                             By:/s/  Warren G. Lichtenstein
                                ---------------------------
                             Name:
                             Its:

                             Steel Partners, L.L.C.


                             By:/s/  Warren G. Lichtenstein
                                ---------------------------
                             Name:
                             Its:

                             Steel Partners Services, Ltd.


                             By:/s/  Warren G. Lichtenstein
                                ---------------------------
                             Name:
                             Its: